Exhibit 99.1

FOR IMMEDIATE RELEASE

INVESTOR CONTACT:	MEDIA CONTACT:

Denise Warren	Beth Wright
SVP/CFO	VP – Communications
615-764-3013	615-764-3010

Capella Healthcare, Inc. Announces Third Quarter 2012 Results

Franklin, Tennessee. November 2, 2012 – Capella Healthcare, Inc. (“Capella”) today announced financial and operating results for the three and nine months ended September 30, 2012. Consolidated and same-facility results for the third quarter and the nine months ended September 30, 2012 include the operations of Muskogee Community Hospital in Muskogee, Oklahoma, which was acquired through a merger effective July 1, 2012. Upon the execution of the lease, Muskogee Community Hospital immediately became a satellite campus of Muskogee Regional Medical Center in Muskogee, Oklahoma.

Revenue for the third quarter of 2012 totaled $183.4 million, an increase of 7.6%, compared to $170.5 million in the third quarter of 2011. Adjusted EBITDA for the third quarter of 2012 totaled $22.2 million, compared to $20.3 million in the third quarter of 2011. Net loss from continuing operations for the third quarter of 2012 totaled $4.8 million, compared to $2.1 million in the third quarter of 2011.

Third quarter admissions and adjusted admissions increased 4.5% and 5.4%, respectively, compared to the prior year quarter. Consolidated revenue per adjusted admission increased 2.1%, compared to the prior year quarter.

Revenue for the nine months ended September 30, 2012 totaled $564.6 million, an increase of 10.5%, compared to $511.1 million in the prior year period. Adjusted EBITDA for the nine months ended September 30, 2012 totaled $79.4 million, compared to $69.7 million in the prior year period. Net income from continuing operations for the nine months ended September 30, 2012 totaled $4.5 million, compared to $3.0 million in the prior year period.

For the nine months ended September 30, 2012, admissions and adjusted admissions increased 5.2% and 9.6%, respectively, compared to the prior year period. Same-facility admissions and adjusted admissions increased 2.1% and 6.1%, respectively, compared to the prior year period. Consolidated revenue per adjusted admission increased 0.7%, compared to the prior year period. Same-facility revenue per adjusted admission increased 1.7%, compared to the prior year.

Commenting on the results, Dan Slipkovich, Chairman and Chief Executive Officer of Capella Healthcare, Inc. said, “We are pleased with our third quarter results. We generated solid volume and revenue growth despite the continuing challenges that the health care industry is facing. Our growth is the result of our strategic initiatives which include our recent acquisitions and partnerships, investments in new technology, and implementation of new services. Our hospital leaders are doing an excellent job providing high quality care, outstanding constituency satisfaction, and achieving their strategic objectives. We are especially pleased with our recent ranking on Modern Healthcare’s list of fastest growing healthcare companies, for which we give full credit to the dedicated employees, volunteers and physicians who serve our patients.”

“The future will require continued focus on creative and collaborative approaches, such as the partnership Capella has in Middle Tennessee with Saint Thomas Health, as we pursue new ways to continue to improve access and quality while lowering the costs of care.”

About Capella Healthcare

Based in Franklin, Tennessee, Capella Healthcare owns and/or operates general acute-care hospitals in seven states. With the philosophy that all health care is local, Capella collaborates with each hospital’s medical staff, board and community leadership to take care to the next level. The company has access to significant leadership and financial resources, reinvesting in its family of hospitals to strengthen and expand services and facilities. For more information visit the website at www.CapellaHealth.com.

Conference Call

Capella will host a conference call for investors at 9:00 a.m. Central Standard Time today. All interested investors are invited to access the call by dialing: 877-806-6964, passcode: 58862532. A replay of the call will be available for a period of 30 days, beginning approximately one hour after the call has concluded. Instructions to access the audio recording can be found on the Investor Relations section of the Company’s website at www.CapellaHealth.com. A copy of the Company’s Form 10-Q for the third quarter ended September 30, 2012 may be obtained via the Company’s website when filed with the SEC.

Cautionary Statement about Preliminary Results and other Forward-Looking Information

This press release contains forward-looking statements based on current management expectations. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to, (1) the impact of healthcare reform on our financial position and results of operations; (2) the impact of efforts by federal and state healthcare programs and managed care companies to reduce reimbursement rates for the services provided by our facilities; (3) the impact of the lingering effects of the economic downturn; (4) the collectability of accounts receivable related to patient accounts; (5) our ability to recruit and maintain favorable and continuing relationships with qualified physicians and other healthcare professionals who use our facilities; (6) our ability to comply with extensive laws and government regulations related to the healthcare industry and the potential adverse impact of government investigations, liabilities and other claims asserted against us; (7) potential competition from other hospitals or healthcare providers, including physicians; (8) the concentration of our facilities in a small number of states; (9) the impact of interruptions to or changes in our information systems; (10) our ability to obtain adequate levels of general and professional liability insurance; (11) our ability to ensure confidential information is not inappropriately disclosed and that we are in compliance with federal and state health information privacy standards; (12) the resources needed for, or unforeseen liabilities related to, future capital commitments, acquisitions or joint ventures; (13) our ability to integrate and improve successfully the operations of acquired facilities; (14) our ability to enhance our hospitals with the most recent technological advances in diagnostic and surgical equipment; (15) our substantial indebtedness and adverse changes in credit markets impacting our ability to receive timely additional financing on terms acceptable to us to fund our acquisition strategy and capital expenditure needs; and (16) other risk factors described in our annual report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission. Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Capella Healthcare, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(Dollars in millions)

	Three Months Ended September 30,
	2011		2012
	Amount	% of Revenue	Amount	% of Revenue
Revenue
Revenue before provision for bad debts	$190.5		$202.8
Provision for bad debts	(20.0)		(19.4)

Revenue	170.5		183.4

Operating Expenses
Salaries & benefits	82.2	48.2%	86.7	47.3%
Supplies	28.1	16.5%	29.7	16.2%
Other operating expenses	43.1	25.3%	47.3	25.8%
Other income	(2.1)	(1.2)%	—	0.0%
Management fees	—	0.0%	—	0.0%
Interest, net	12.8	7.5%	13.6	7.4%
Depreciation and amortization	8.4	4.9%	10.0	5.4%

Total costs and expenses	172.5	101.2%	187.3	102.1%

Loss from continuing operations before
income taxes	(2.0)	(1.2)%	(3.9)	(2.1)%
Income taxes	0.1	0.0%	0.9	0.5%

Loss from continuing operations	(2.1)	(1.2)%	(4.8)	(2.6)%

Loss from discontinued operations, net of tax	(1.6)	(1.0)%	(0.7)	(0.4)%

Net loss	(3.7)	(2.2)%	(5.5)	(3.0)%
Less: Net income attributable to non-controlling interests	—	0.0%	—	0.0%

Net loss attributable to Capella Healthcare, Inc.	$(3.7)	(2.2)%	$(5.5)	(3.0)%

Capella Healthcare, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(Dollars in millions)

	Nine Months Ended September 30,
	2011		2012
	Amount	% of Revenue	Amount	% of Revenue
Revenue
Revenue before provision for bad debts	$567.6		$629.2
Provision for bad debts	(56.5)		(64.6)

Revenue	511.1		564.6

Operating Expenses
Salaries & benefits	248.0	48.5%	263.3	46.6%
Supplies	83.8	16.4%	87.5	15.5%
Other operating expenses	115.3	22.6%	140.6	24.9%
Other income	(4.0)	(0.8)%	(1.2)	(0.2)%
Management fees	0.1	0.0%	0.1	0.0%
Interest, net	38.2	7.5%	39.5	7.0%
Depreciation and amortization	24.8	4.8%	27.6	4.9%

Total costs and expenses	506.2	99.0%	557.4	98.7%

Income from continuing operations before income taxes	4.9	1.0%	7.2	1.3%
Income taxes	1.9	0.4%	2.7	0.5%

Income from continuing operations	3.0	0.6%	4.5	0.8%
Loss from discontinued operations, net of tax	(2.0)	(0.4)%	(6.4)	(1.1)%

Net income (loss)	1.0	0.2%	(1.9)	(0.3)%
Less: Net income attributable to non-controlling interests	1.0	0.2%	0.2	0.0%

Net loss attributable to Capella Healthcare, Inc.	$—	0.0%	$(2.1)	(0.3)%

Capella Healthcare, Inc.

Condensed Consolidated Balance Sheet

(Dollars in millions)

	December 31, 2011	(Unaudited) September 30, 2012
ASSETS
Current Assets:
Cash and cash equivalents	$42.4	$17.8
Accounts receivable, net	112.5	124.1
Inventories	25.2	25.7
Prepaid expenses and other current assets	5.3	5.5
Other receivables	8.9	2.4
Deferred tax assets	1.7	2.4
Assets held for sale	15.0	12.5

Total current assets	211.0	190.4

Property and equipment, net	426.5	475.6
Goodwill	109.6	131.4
Intangible assets, net	7.7	11.8
Other assets, net	29.9	33.9

Total assets	$784.7	$843.1

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities:
Accounts payable	$26.8	$28.4
Salaries and benefits payable	21.9	23.3
Accrued interest	23.3	11.7
Current portion of long-term debt	—	5.6
Other accrued liabilities	14.1	18.8

Total current liabilities	86.1	87.8

Long-term debt	495.1	544.4
Deferred income taxes	12.1	14.6
Other liabilities	26.5	35.0
Redeemable non-controlling interests	18.0	20.9
Due to parent	210.5	210.5
Stockholder’s deficit:
Common stock	—	—
Retained deficit	(63.6)	(70.1)

Total stockholder’s deficit	(63.6)	(70.1)

Total liabilities and stockholder’s deficit	$784.7	$843.1

Capella Healthcare, Inc.

Condensed Consolidated Statement of Cash Flows (Unaudited)

(Dollars in millions)

	For the Nine Months Ended September 30,
	2011	2012
Operating activities:
Net income (loss)	$1.0	$(1.9)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss from discontinued operations	2.0	6.4
Depreciation and amortization	24.8	27.6
Provision for bad debts	56.5	64.6
Deferred income taxes	1.8	1.8
Stock-based compensation	0.3	0.8
Changes in working capital, net of acquisitions	(67.7)	(77.5)

Net cash provided by operating activities—continuing operations	18.7	21.8
Net cash used in operating activities—discontinued operations	(1.2)	(3.3)

Net cash provided by operating activities	17.5	18.5

Investing activities:
Acquisition of healthcare businesses	(31.4)	(19.4)
Purchases of property and equipment, net	(20.5)	(25.3)
Proceeds from disposition of hospital	—	1.6
Change in other assets	2.9	3.2

Net cash used in investing activities—continuing operations	(49.0)	(39.9)
Net cash used in investing activities—discontinued operations	(2.2)	—

Net cash used in investing activities	(51.2)	(39.9)

Financing activities:
Payments on capital lease obligation	—	(0.9)
Advances to from Parent	(3.6)	(0.1)
Distributions to non-controlling interests	(0.8)	(1.1)
Repurchase of non-controlling interests	—	(1.1)

Net cash used in financing activities—continuing operations	(4.4)	(3.2)
Net cash provided by financing activities—discontinued operations	3.4	—

Net cash used in financing activities	(1.0)	(3.2)

Net decrease in cash and cash equivalents	(34.7)	(24.6)
Cash and cash equivalents, beginning of period	48.3	42.4

Cash and cash equivalents, end of period	$13.6	$17.8

Capella Healthcare, Inc.

Supplemental Same-Facility Financial Information (1) (Unaudited)

	Nine Months Ended September 30,
	2011		2012
	Amount	% of Revenue	Amount	% of Revenue
Same-Facility Revenue
Revenue before provision for bad debts	$560.1		$606.4
Provision for bad debts	(55.6)		(61.8)

Revenue	504.5		544.6

Same-Facility Operating Expenses
Salaries & benefits	244.0	48.4%	251.4	46.2%
Supplies	82.8	16.4%	85.1	15.6%
Other operating expenses	113.3	22.5%	134.5	24.7%
Other income	(4.0)	(0.8)%	(0.6)	(0.1)%
Management fees	0.1	0.0%	0.1	0.0%
Interest, net	38.1	7.6%	39.1	7.2%
Depreciation and amortization	24.5	4.8%	26.3	4.8%

Total costs and expenses	498.8	98.9%	535.9	98.4%
Income from continuing operations before income taxes	5.7	1.1%	8.7	1.6%
Income taxes	1.9	0.4%	2.7	0.5%

Income from continuing operations	3.8	0.7%	6.0	1.1%
Loss from discontinued operations, net of tax	(2.0)	(0.4)%	(6.4)	(1.1)%

Net income (loss)	1.8	0.3%	(0.4)	0.0%
Less: Net income attributable to non-controlling interests	1.4	0.3%	1.0	0.2%

Net income (loss) attributable to Capella Healthcare, Inc.	$0.4	0.0%	$(1.4)	(0.2)%

(1)	All information is on a same-facility basis. Same-facility for the nine months ended September 30, 2012 represents hospitals that we have owned for more than one year. Information above excludes the acquisition of the 60% interest in Cannon County Hospital, LLC, which owns DeKalb Community Hospital and Stones River Hospital.

Capella Healthcare, Inc.

Supplemental Non-GAAP Disclosures

Adjusted EBITDA – Reported (Unaudited)

(Dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2012	2011	2012
Net income (loss) attributable to Capella
Healthcare, Inc.	$(3.7)	$(5.5)	$—	$(2.1)
Interest, net	12.8	13.6	38.2	39.5
Income taxes	0.1	0.9	1.9	2.7
Depreciation and amortization	8.4	10.0	24.8	27.6
Non-controlling interests	—	—	1.0	0.2
Acquisition-related expenses	1.0	2.2	1.4	4.2
Stock-based compensation	0.1	0.3	0.3	0.8
Management fee to related party	—	—	0.1	0.1
Discontinued operations, net of taxes	1.6	0.7	2.0	6.4

Adjusted EBITDA (1)	$20.3	$22.2	$69.7	$79.4

(1)	Adjusted EBITDA is defined as income (loss) before interest expense, income taxes, depreciation and amortization, non-controlling interests, acquisition-related expenses, debt extinguishment costs, stock-based compensation, management fee to related party and discontinued operations, net of taxes. Adjusted EBITDA is not intended as a substitute for net income (loss) attributable to Capella Healthcare, Inc. stockholders, operating cash flows or other cash flow data determined in accordance with accounting principles generally accepted in the United States. Due to varying methods of calculation, Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies.

Capella Healthcare, Inc.

Operating Statistics (1) (Unaudited)

	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2011	2012	% change	2011	2012	% change
Total Consolidated:
Admissions	11,015	11,514	4.5%	32,574	34,252	5.2%
Adjusted Admissions	23,476	24,745	5.4%	66,783	73,224	9.6%
Revenue per adjusted admission	$7,263	$7,412	2.1%	$7,654	$7,710	0.7%
Inpatient Surgery	2,509	2,533	1.0%	7,545	7,424	-1.6%
Outpatient Surgery	5,707	5,848	2.5%	15,758	17,272	9.6%
Emergency Room Visits	56,396	61,663	9.3%	155,142	177,129	14.2%

Same—Facility (2):
Admissions	11,015	11,514	4.5%	32,077	32,742	2.1%
Adjusted Admissions	23,476	24,745	5.4%	65,626	69,641	6.1%
Revenue per adjusted admission	$7,263	$7,412	2.1%	$7,688	$7,819	1.7%
Inpatient Surgery	2,509	2,533	1.0%	7,488	7,182	-4.1%
Outpatient Surgery	5,707	5,848	1.7%	15,546	16,815	8.2%
Emergency Room Visits	56,396	61,663	9.3%	151,187	165,203	9.3%

(1)	All hospital statistics are on a continuing operations basis and excludes all facilities classified under discontinued operations
(2)	Consolidated and same-facility results for the quarter ended September 30, 2012 are the same and reflect all facilities in continuing operations, including Muskogee Community Hospital, which became a campus of Muskogee Regional Medical Center upon acquisition. Same-facility results for the nine-months ended September 30, 2011 and 2012 exclude Dekalb Community Hospital and Stones River Hospital, which were acquired on July 1, 2011 through our acquisition of a 60% interest in Cannon County Hospital, LLC.